QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.906CERT

SECTION 906 CERTIFICATION

        We, Adam D. Portnoy, President, and Mark L. Kleifges, Treasurer, of RMR Preferred Dividend Fund (the "registrant"), certify that:

  1.
  The report on Form N-CSR of the registrant for the period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ ADAM D. PORTNOY Adam D. Portnoy President Date: February 25, 2009
By:	/s/ MARK L. KLEIFGES Mark L. Kleifges Treasurer Date: February 25, 2009

QuickLinks

  Exhibit 99.906CERT
SECTION 906 CERTIFICATION